United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 25, 2013

Date of Report (date of earliest event reported)

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

British Virgin Islands	000-31869	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive		c/o UTi, Services, Inc.
Road Town, Tortola		100 Oceangate, Suite 1500
British Virgin Islands		Long Beach, CA 90802 USA

(Addresses of Principal Executive Offices)

562.552.9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Item 1.01. Entry into a Material Agreement.

On January 25, 2013, UTi Worldwide Inc. (“UTi” or the “company”) entered into a note purchase agreement (the “2013 Note Purchase Agreement”) pursuant to which it issued $200 million (principal amount) of senior unsecured guaranteed notes (collectively, the “2013 Notes”). As discussed below, a portion of the net proceeds from the issuance of the 2013 Notes was used to prepay UTi’s previously outstanding 8.06% Senior Unsecured Guaranteed Notes due August 9, 2014 originally issued by UTi on July 9, 2009 (the “2009 Notes”).

By taking these actions, UTi refinanced its previously outstanding senior unsecured guaranteed notes and eliminated scheduled principal payments of approximately $18.3 million that otherwise would have come due under such notes during the company’s fiscal year ending January 31, 2014. The refinancing also has the effect of extending the principal repayment dates that otherwise would have occurred under such previously outstanding senior unsecured guaranteed notes. After giving effect to the refinancing, the company has increased its net total senior unsecured debt outstanding by approximately $13 million.

The 2013 Notes were issued pursuant to the 2013 Note Purchase Agreement which was entered into among UTi, certain of its subsidiaries as guarantors (the “Subsidiary Guarantors”) and The Prudential Insurance Company of America (“Prudential”), and a limited number of entities affiliated with, or managed by, Prudential. The 2013 Notes consist of (i) $150 million (principal amount) 4.10% Senior Unsecured Guaranteed Notes, Series A, due February 1, 2022 (the “2013 Series A Notes”) and (ii) $50 million (principal amount) 3.50% Senior Unsecured Guaranteed Notes, Series B, due February 1, 2020 (the “2013 Series B Notes”).

In exchange for the 2013 Series A Notes, the purchasers thereof delivered to UTi the company’s previously outstanding $150 million (principal amount) 3.67% Senior Unsecured Guaranteed Notes due August 24, 2018 issued by UTi on June 24, 2011 (the “2011 Notes”). In exchange for the 2013 Series B Notes, the purchasers thereof delivered to UTi $50 million in immediately available funds. Approximately $40.2 millon of the net proceeds from the 2013 Series B Notes was used to prepay on January 29, 2013 UTi’s previously outstanding 2009 Notes.

The 2013 Series A Notes bear interest at a rate of 4.10% per annum, payable semi-annually, on the first day of February and August of each year, commencing February 1, 2013, until the principal of the 2013 Series A Notes shall have become due and payable. Pursuant to the 2013 Series A Notes, principal payments of $20 million each are due on February 1, 2018, August 1, 2018, August 1, 2020, February 1, 2021, August 1, 2021 and February 1, 2022 and of $10 million each on February 1, 2019, August 1, 2019 and February 1, 2020. The 2013 Series A Notes have a maturity date of February 1, 2022, on which date the principal which has not been prepaid is due and payable.

The 2013 Series B Notes bear interest at a rate of 3.50% per annum, payable semi-annually, on the first day of February and August of each year, commencing February 1, 2013, until the principal thereof shall have become due and payable. Pursuant to the 2013 Series B Notes, principal payments of $10 million each are due on the first day of February and August of each year, commencing February 1, 2018 and continuing through February 1, 2020. The 2013 Series B Notes have a maturity date of February 1, 2020, on which date the principal which has not been prepaid is due and payable.

UTi may at any time prepay all or a part of the principal amount of the 2013 Notes subject to a make-whole payment and other terms. If a “Change of Control” (as defined in the 2013 Note Purchase Agreement) occurs, UTi is required to offer to prepay the outstanding 2013 Notes at 100% of the principal amount of such 2013 Notes, together with interest thereon, to the date of prepayment.

The 2013 Note Purchase Agreement contains various covenants and events of defaults including, but not limited to, financial covenants, restrictions on certain types of activities and transactions, restrictions on dividends in certain circumstances, reporting covenants, affirmative and negative covenants and other provisions. In the case of certain events of default, the entire unpaid principal amount of, and all accrued but unpaid interest on, the 2013 Notes will automatically, or depending on the nature of the event of default, may at the election of the holder(s) thereof, become immediately due and payable. The payment and performance of all obligations of UTi under the 2013 Note Purchase Agreement are guaranteed by the Subsidiary Guarantors.

The 2013 Notes were issued in a private offering exempt from registration under the Securities Act of 1933. Certain purchasers of the Notes were also holders of the 2011 Notes.

To the extent required by Item 1.01 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.02 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

The foregoing descriptions of the 2013 Note Purchase Agreement and the 2013 Notes are qualified in their entirety by reference to the full terms and conditions of the 2013 Note Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the prepayment of the 2009 Notes on January 29, 2013, UTi paid the approximately $36.7 million principal amount remaining outstanding under the 2009 Notes, plus (i) $1.4 million for interest accrued up to and including the day of prepayment, and (ii) a make whole interest payment of $2.1 million. The make whole interest payment will be an incremental charge to earnings for the company’s fiscal 2013 fourth quarter ending January 31, 2013.

Accordingly, UTi fulfilled its payment obligations under the note purchase agreement dated July 9, 2009, by and among UTi, certain of its subsidiaries as guarantors and the purchasers a party thereto (the “2009 Note Purchase Agreement”).

By issuing the 2013 Series A Notes in exchange for the 2011 Notes plus UTi’s obligation to pay on February 1, 2013 the remaining unpaid accrued interest of approximately $2.3 million on the 2011 Notes, the 2011 Notes have been refinanced and replaced. The 2011 Notes were issued pursuant to a note purchase agreement dated June 24, 2011, by and among UTi, certain of its subsidiaries as guarantors and the purchasers a party thereto (the “2011 Note Purchase Agreement”).

A copy of the 2009 Note Purchase Agreement was filed as exhibit 10.1 to UTi’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2009 and the First Amendment to the 2009 Note Purchase Agreement was filed as exhibit 10.47 to UTi’s Annual Report on Form 10-K filed on March 29, 2010. A copy of the 2011 Note Purchase Agreement was filed as exhibit 10.1 to UTi’s Form 8-K filed with the SEC on June 29, 2011. Such exhibits are incorporated herein by reference.

To the extent required by Item 1.02 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed above, the 2013 Notes were issued on January 25, 2013 pursuant to the 2013 Note Purchase Agreement and have an aggregate outstanding principal amount of $200 million. The 2013 Series A Notes were issued in exchange for the 2011 Notes and the 2013 Series B Notes were issued for cash. The form of the 2013 Series A Notes is set forth on Exhibit 1-A to the 2013 Note Purchase Agreement and the form of the 2013 Series B Notes is set forth on Exhibit 1-B to the 2013 Note Purchase Agreement. A copy of the 2013 Note Purchase Agreement (together with the forms of the 2013 Notes) is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 1.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

Exhibits

Exhibit	Description

10.1	Note Purchase Agreement, dated as of January 25, 2013, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and the purchasers party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: January 31, 2013	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit	Description

10.1	Note Purchase Agreement, dated as of January 25, 2013, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and the purchasers party thereto